Exhibit 21.1
Tribune Media Company
List of Subsidiaries as of February 29, 2016

Name of Subsidiary	Jurisdiction of Organization	Ownership Percentage
501 N. Orange Holdco, LLC	Delaware	100%
7266782 Canada Inc.	Canada	100%
AL-Huntsville-200 Holmes Avenue, LLC	Delaware	100%
AR-Fort Smith-318 North 13th Street, LLC	Delaware	100%
AR-Van Buren-179 Gladewood Road, LLC	Delaware	100%
Baseline Acquisitions, LLC	Delaware	100%
Baseline, LLC	Delaware	100%
Borderline Cool Holdings Ltd	British Virgin Islands	100%
Bottom Line Aviation, LLC	Delaware	100%
CA-4655 Fruitridge Road, LLC	Delaware	100%
CA-LATS South, LLC	Delaware	100%
CA-Los Angeles Times Square, LLC	Delaware	100%
CA-Olympic Plant, LLC	Delaware	100%
TREH/Kearny Costa Mesa, LLC	Delaware	90.2%
CareerBuilder, LLC	Delaware	32.1%
CastTV Inc.	Delaware	100%
Chicago Entertainment Ventures, LLC	Delaware	5%
Chicagoland Television News, LLC	Delaware	100%
Classified Ventures Holdco, LLC	Delaware	100%
CO-1006 Lookout Mountain Road, LLC	Delaware	100%
CO-6160 South Wabash Way, LLC	Delaware	100%
CO-Clear Creek County-Argentine Pass, LLC	Delaware	100%
CO-Denver-100 East Speer Boulevard, LLC	Delaware	100%
CO-Golden-21214 Cedar Lake Road, LLC	Delaware	100%
Covers Media Group Limited	Ireland	100%
CT-121 Wawarme Avenue, LLC	Delaware	100%
CT-285 Broad Street, LLC	Delaware	100%
CT-WTIC, LLC	Delaware	100%
Dose Media LLC	Delaware	25.2%
Enswers, Inc.	Korea	100%
EPG Systems ApS	Denmark	100%
Excelerate II LLC	Illinois	8%
FL-633 North Orange Avenue, LLC	Delaware	100%
FL-Deerfield Plant, LLC	Delaware	100%
FL-Orlando Sentinel, LLC	Delaware	100%
FoxCo Acquisition Finance Corporation	Delaware	100%
FoxCo Acquisition Sub, LLC	Delaware	100%
FoxCo Acquisition, LLC	Delaware	100%

Name of Subsidiary	Jurisdiction of Organization	Ownership Percentage
Gracenote Argentina S.R.L	Argentina	100%
Gracenote Brasil Metainformação Limitada	Brazil	100%
Gracenote Canada, Inc.	Canada	100%
Gracenote GmbH	Germany	100%
Gracenote Inc.	Delaware	100%
Gracenote KK	Japan	100%
Gracenote Limited	Hong Kong	100%
Gracenote Korea Ltd.	Korea	100%
Gracenote Netherlands BV	Netherlands	100%
Gracenote Netherlands Holdings B.V.	Netherlands	100%
Gracenote South America Holdco, LLC	Delaware	100%
HWW Pty Ltd	Australia	100%
IA-Alleman Polk County, LLC	Delaware	100%
IA-Des Moines-1801 Grand Avenue, LLC	Delaware	100%
IL-11201 Franklin Avenue, LLC	Delaware	100%
IL-16400 South 105th Court, LLC	Delaware	100%
IL-2501 West Bradley Place, LLC	Delaware	100%
IL-3249 North Kilpatrick, LLC	Delaware	100%
IL-3722 Ventura Drive, LLC	Delaware	100%
IL-700 West Chicago Avenue, LLC	Delaware	100%
IL-720 Rohlwing Road, LLC	Delaware	100%
IL-777 West Chicago Avenue, LLC	Delaware	100%
IL-Henry County-Rustic Hill, LLC	Delaware	100%
IL-Moline-3003 Park 16 Street, LLC	Delaware	100%
IL-Orion-2880 North 1100 Avenue, LLC	Delaware	100%
IL-Tribune Tower, LLC	Delaware	100%
IN-2350 Westlane Road, LLC	Delaware	100%
IN-6910 Network Place, LLC	Delaware	100%
IN-Trafalgar WTTV, LLC	Delaware	100%
IN-Windfall WTTV, LLC	Delaware	100%
Infostrada Concepts B.V.	Netherlands	100%
Infostrada Statistics Australia B.V.	Netherlands	100%
Infostrada Statistics B.V.	Netherlands	100%
Infostrada Statistics Denmark B.V.	Netherlands	100%
Infostrada Statistics Global Sports Database B.V.	Netherlands	100%
Infostrada Technology Harbin Ltd.	PRC	100%
Jobscience, Inc.	California	8.2%
KDAF, LLC	Delaware	100%
KIAH, LLC	Delaware	100%
KPLR, Inc.	Missouri	100%
KRCW, LLC	Delaware	100%
KSTU License, LLC	Delaware	100%
KSTU, LLC	Delaware	100%
KSWB, LLC	Delaware	100%

Name of Subsidiary	Jurisdiction of Organization	Ownership Percentage
KTLA, LLC	Delaware	100%
KTVI License, LLC	Delaware	100%
KTVI, LLC	Delaware	100%
KTXL, LLC	Delaware	100%
KWGN, LLC	Delaware	100%
Local TV Aircraft, Inc.	Delaware	100%
Local TV Finance Corporation	Delaware	100%
Local TV Finance, LLC	Delaware	100%
Local TV Holdings, LLC	Delaware	100%
Local TV Norfolk Real Estate, LLC	Delaware	100%
Local TV, LLC	Delaware	100%
Locality Labs, LLC	Delaware	3.7%
Magic T Music Publishing Company, LLC	Delaware	100%
Mango Media Holdings Ltd.	British Virgin Islands	100%
Mashable, Inc.	Delaware	1.3%
MD-10 Hays Street, LLC	Delaware	100%
MD-10750 Little Patuxent Parkway, LLC	Delaware	100%
MD-3400 Carlins Park Drive, LLC	Delaware	100%
MD-601 N. Calvert, LLC	Delaware	100%
MD-North Calvert Street, LLC	Delaware	100%
MD-Sun Park, LLC	Delaware	100%
Media By Numbers, LLC	Delaware	100%
MI-3117 Plaza Drive, LLC	Delaware	100%
MI-Davis Road, LLC	Delaware	100%
MO-Kansas City-3020 Summit Street, LLC	Delaware	100%
MO-St Louis-Emil Avenue, LLC	Delaware	100%
NBBF, LLC	Delaware	100%
NC-High Point-2005 Francis Street, LLC	Delaware	100%
NC-Sofia-4119 Old Courthouse Road, LLC	Delaware	100%
New River Center Maintenance Association, Inc.	Florida	25%
Norfolk Broadcasting Payroll Company, LLC	Delaware	80%
NS Sports Media Pros Ltd.	Canada	100%
Oak Brook Productions, LLC	Delaware	100%
OH-Cleveland-5800 South Marginal Road, LLC	Delaware	100%
OH-Parma-4501 West Pleasant Valley Road, LLC	Delaware	100%
OK-Oklahoma City-East Britton Road, LLC	Delaware	100%
Ongaku ShuppanSha Co., Ltd.	Japan	16.67%
OR-10255 SW Arctic Drive, LLC	Delaware	100%
PA 550 East Rock Road, LLC	Delaware	100%
PA-2005 South Queen Street, LLC	Delaware	100%
PA-5001 Wynnefield Avenue, LLC	Delaware	100%
PA-Luzerne County-Penobscot Mountain, LLC	Delaware	100%
PA-Moosic-16 Montage Mountain Road, LLC	Delaware	100%

Name of Subsidiary	Jurisdiction of Organization	Ownership Percentage
PA-Morning Call, LLC	Delaware	100%
PA-Ransom, LLC	Delaware	100%
PA-South Abington-RT 11 and Morgan Hwy, LLC	Delaware	100%
quadrantONE LLC	Delaware	25%
Riverwalk Center I Joint Venture	Florida	100%
Riverwalk Holdco II, LLC	Delaware	100%
Riverwalk Holdco, LLC	Delaware	100%
SportsDirect Inc.	Canada	100%
Studio Systems, LLC	Delaware	100%
Taboola.com Ltd.	Israel	0.768%
Television Food Network, G.P.	Delaware	31.3%
Television Information Technology Company	Jordan	100%
TKG Internet Holdings II LLC	Delaware	42.5%
TN-Memphis-803 Channel 3 Drive, LLC	Delaware	100%
Tower Distribution Company, LLC	Delaware	100%
Towering T Music Publishing Company, LLC	Delaware	100%
TREH 200 E. Las Olas Member, LLC	Delaware	100%
TREH 200 E. Las Olas Venture, LLC	Delaware	92.5%
TREH 700 W. Chicago Venture, LLC	Delaware	92.5%
TREH CM Member 2, LLC	Delaware	100%
TREH Costa Mesa, LLC	Delaware	100%
Tribalt Productions, LLC	Delaware	100%
Tribune (FN) Cable Ventures, LLC	Delaware	100%
Tribune Alternative, LLC	Delaware	100%
Tribune Broadcasting Company II, LLC	Delaware	100%
Tribune Broadcasting Company, LLC	Delaware	100%
Tribune Broadcasting Denver License, LLC	Delaware	100%
Tribune Broadcasting Denver, LLC	Delaware	100%
Tribune Broadcasting Fort Smith License, LLC	Delaware	100%
Tribune Broadcasting Fort Smith, LLC	Delaware	100%
Tribune Broadcasting Hartford, LLC	Delaware	100%
Tribune Broadcasting Indianapolis, LLC	Delaware	100%
Tribune Broadcasting Kansas City, Inc.	Delaware	100%
Tribune Broadcasting Norfolk, LLC	Delaware	100%
Tribune Broadcasting Oklahoma City License, LLC	Delaware	100%
Tribune Broadcasting Oklahoma City, LLC	Delaware	100%
Tribune Broadcasting Seattle, LLC	Delaware	100%
Tribune CNLBC, LLC	Delaware	100%
Tribune DB, LLC	Delaware	100%
Tribune Development, LLC	Delaware	100%
Tribune Digital Ventures Singapore Pte Ltd	Singapore	100%
Tribune Digital Ventures Software Development Center India Private Limited	India	100%
Tribune Digital Ventures, LLC	Delaware	100%
Tribune DQ, LLC	Delaware	100%

Name of Subsidiary	Jurisdiction of Organization	Ownership Percentage
Tribune Entertainment Company, LLC	Delaware	100%
Tribune International Holdco, LLC	Delaware	100%
Tribune Management Holdings, LLC	Delaware	100%
Tribune Marketing, LLC	Delaware	100%
Tribune Media Services, LLC	Delaware	100%
Tribune National Marketing Company, LLC	Delaware	100%
Tribune ND, LLC	Delaware	100%
Tribune Productions, LLC	Delaware	100%
Tribune Publishing Company	Delaware	1.5%
Tribune Real Estate Holdings II, LLC	Delaware	100%
Tribune Real Estate Holdings, LLC	Delaware	100%
Tribune Sports Network Holdings, LLC	Delaware	100%
Tribune Television New Orleans, Inc.	Delaware	100%
Tribune WFPT, LLC	Delaware	100%
TX-7700 Westpark Drive, LLC	Delaware	100%
TX-8001 John Carpenter Freeway, LLC	Delaware	100%
UT-Salt Lake City-Amelia Earhart Drive, LLC	Delaware	100%
VA-216 Ironbound Road, LLC	Delaware	100%
VA-Daily Press, LLC	Delaware	100%
VA-Norfolk-720 Boush Street, LLC	Delaware	100%
VA-Portsmouth-1318 Spratley Street, LLC	Delaware	100%
VA-Richmond, LLC	Delaware	100%
VA-Suffolk-5277 Nansemond Parkway, LLC	Delaware	100%
WA-1813 Westlake Avenue, LLC	Delaware	100%
Watchwith, Inc.	Delaware	7.16%
WDAF License, Inc.	Delaware	100%
WDAF Television, Inc.	Delaware	100%
WDCW, LLC	Delaware	100%
WGHP License, LLC	Delaware	100%
WGHP, LLC	Delaware	100%
WGN Continental Broadcasting Company, LLC	Delaware	100%
What’s On India Media Private Limited	India	100%
WHNT License, LLC	Delaware	100%
WHNT, LLC	Delaware	100%
WHO License, LLC	Delaware	100%
WHO Television, LLC	Delaware	100%
WI-Brown Deer-9001 North Green Bay Road, LLC	Delaware	100%
WI-Milwaukee-1100 East Capital Drive, LLC	Delaware	100%
WITI License, LLC	Delaware	100%
WITI Television, LLC	Delaware	100%
WJW License, LLC	Delaware	100%
WJW Television, LLC	Delaware	100%
WNEP Payroll Company, LLC	Delaware	80%
WNEP, LLC	Delaware	100%

Name of Subsidiary	Jurisdiction of Organization	Ownership Percentage
WPHL, LLC	Delaware	100%
WPIX, LLC	Delaware	100%
WPMT, LLC	Delaware	100%
WQAD License, LLC	Delaware	100%
WQAD, LLC	Delaware	100%
WREG License, LLC	Delaware	100%
WREG, LLC	Delaware	100%
WSFL, LLC	Delaware	100%
WTVR License, LLC	Delaware	100%
WTVR, LLC	Delaware	100%
WXMI, LLC	Delaware	100%